EXHIBIT 10.4

                              CONSULTING AGREEMENT

This is a Consulting Agreement entered into at Riverton, WY as of May 14, 2001 by and between U.S. Energy Corp. of 877 North 8th West, Riverton, WY 82501 (USE) and Riches in Resources, Inc., with mailing address of 1433 Oakleaf Circle, Boulder, CO 80304 (RIR). for the consideration set out below, RIR agrees to provide consulting services to USE for an 18 month period, beginning May 14, 2001 through November 14, 2002.

USE agrees to pay for the consulting services as follows: 1) $2,000.00 per month payable on a monthly basis for the term of the Agreement with the first payment due on June 14, 2001; 2) a restricted stock certificate for 15,000 shares of USE common stock; and 3) a restricted stock certificate for 15,000 shares in Rocky Mountain Gas, Inc. (RMG). The stock certificates shall be issued in RIR's name on or before June 30, 2001 and will be held by USE until they are awarded to RIR on or before November 14, 2002, pursuant to this Agreement. RIR understands that these shares are restricted shares, will bear a restrictive legend, and will either have to be registered or sold under Rule 144 of the Security and Exchange Act of 1934.

USE agrees to grant a stock option to RIR to purchase 10,000 shares of USE common stock at $4.70 per share (which was the asking price of the Stock on May 14, 2001, this was the date that this Agreement was negotiated by RIR and USEG), in whole or in part, for an 24 month period, from May 14, 2001 through May 14, 2003. This option will become exercisable by RIR only if USE common stock closes at or above $6.50 per share for 90 consecutive days prior to the option expiration on may 14, 2003. USE agrees to grant a second option to RIR to purchase 20,000 shares of USE common stock at $4.70 per share, in whole or in part, only if USE common stock closes at or above a price of $10.00 per share for 90 consecutive days prior to the option expiration of May 14, 2003. USE may, at its sole discretion, reduce the 90 consecutive day requirement. If RIR exercises either option, USE agrees to file a registration statement with the Securities and Exchange commission at a time when the financial statements for the recently concluded fiscal year have been audited. Optionee acknowledges that such filing will not be feasible from March 1 through September 1 of each year.

USE agrees to pay travel and related expenses that RIR incurs solely on USE related matters outside of the greater Denver, Colorado area on a pre-approved case by case basis. All other expenses incurred by RIR will be RIR's responsibility unless other pre-approved arrangements are made by the Parties.

RIR agrees to use its best efforts in assisting USE and its subsidiaries to expand the number of firms, brokers and institutions interested in investing in USE, This includes, but is not limited to: 1) preparing a corporate profile which will be used to introduce USE to RIR's network of investors, investment banking and financing firms as well as potential industry partners; 2) assisting USE in its marketing efforts through mailing updates, corporate news releases, presentations and general advise on investor issues, and; 3) arranging meetings (no less than 1 per month if the respective parties are available) with key individuals who have shown a particular interest in USE.

Either RIR or USE may terminate this contract upon 60 days written notice to the other Party, by certified mail to the addresses listed below. If USE terminates this Agreement prior to November 14, 2002, the cash payments will cease at the end of the 60 day notice period. If RIR terminates the Agreement, USE may terminate the payments immediately. Upon termination, the USE and RMG shares shall be prorated to the end of the 60 day notice period on the basis of 833 shares of USE common stock and 833 shares of RMG common stock earned by RIR each month between May 14, 2001 and November 14, 2002. USE shall deliver the shares to RIR at the end of the 60 day notice period. If either RIR or USE terminates this Agreement, any unexercised options shall expire at the end of the 60 notice period.


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In the event that either USE or RMG merge with or are acquired by an outside entity prior to November 14, 2002, and USE therefore terminates this Agreement, USE agrees to deliver all 15,000 shares of USE and RMG at the end of the 60 day notice period, and the stock options shall remain in effect for the entire option periods.

This Agreement shall be governed by the laws of the State of Wyoming.

U.S. Energy Corp.                           Riches In Resources, Inc.
877 North 8th West                          1433 Oakleaf Circle
Riverton, WY 82501                          Boulder, Colorado 80304


Dated May 14, 2001


     /s/  Keith G. Larsen                        /s/   Neal Feagans
---------------------------------------     ------------------------------------
Keith G. Larsen, President                  Neal Feagans, President
U.S. Energy Corp.                           Riches In Resources, Inc.


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